As filed with the Securities and Exchange Commission on April 19,
1996.

                                  Registration No. 333-__________
- -----------------------------------------------------------------
                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                     -----------------------
                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     -----------------------

                   SA TELECOMMUNICATIONS, INC.
     (Exact name of Registrant as specified in its charter)

          Delaware                               75-2258519
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)              Identification No.)

   1600 Promenade Center, 15th Floor
          Richardson, Texas                         75080
(Address of Principal Executive Offices)          (Zip Code)

                     -----------------------
            January 1, 1994 Amended Stock Option Plan
     (Comprising a part of the Incentive Stock Option Plan)
                    (Full title of the plan)
                     -----------------------

      LYNN H. JOHNSON, ESQ.                    Copy to:
Vice President and General Counsel       MARK S. SOLOMON, ESQ.
  SA TELECOMMUNICATIONS, INC.               Arter & Hadden
1600 Promenade Center, 15th Floor     1717 Main Street, Suite 4100
    Richardson, Texas  75080            Dallas, Texas  75201-4605
         (214) 690-5888                      (214) 761-2100
  (Name, address and telephone
  number, including area code,
      of agent for service)

                     -----------------------


                 CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------


                              Proposed  Proposed
Title of                      Maximum   Maximum
Securities     Amount         Offering  Aggregate  Amount of
to be          to be          Price Per Offering   Registration
Registered     Registered(1)  Share(2)  Price(2)   Fee(3)
- ----------     -------------  --------- ---------- ------------
Common Stock   2,000,000      $2.21875  $4,437,500 $1531.00
($.0001 par    Shares
value)
- ------------------------------------------------------------------

                                1



     (1) The securities to be registered represent shares of Common Stock reserved for issuance under the January 1, 1994 Amended Stock Option Plan (comprising a part of the Incentive Stock Option Plan) of SA Telecommunications, Inc. (collectively referred to herein as the "Incentive Stock Option Plan"). Pursuant to Rule 416, shares of Common Stock of the Company issuable pursuant to the exercise of options granted under the Incentive Stock Option Plan in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.

     (2) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low price per share of the Common Stock on the Nasdaq Stock Market's SmallCap Market on April 17, 1996 ($2.21875), in accordance with Rules 457(c) and (h) and General Instruction E to Form S-8.

     (3) Relates only to additional shares registered hereby and does not include the amount of the registration fee previously paid in connection with the 2,000,000 shares previously registered by that Registration Statement on Form S-8 filed with the Commission on January 27, 1993 (SEC Reg. No. 33-57712).


     The contents of that Registration Statement on Form S-8, SEC File No. 33-57712, filed with the Securities and Exchange Commission on January 27, 1993 (the "Original Registration Statement") relating to the Incentive Stock Option Plan are incorporated herein by reference. The Incentive Stock Option Plan is comprised of two separate employee benefit plans; namely, the SA Holdings, Inc. 1992 Employee Stock Option Plan (the "1992 Plan") and the SA Holdings, Inc. January 1, 1994 Amended Stock Option Plan (the "1994 Amended Plan"). The 1994 Amended Plan was originally adopted by the Board of Directors of the Company on October 30, 1993 and was amended and restated on January 1, 1994. The 1994 Amended Plan authorized the issuance of an additional 2,000,000 shares of Common Stock under the Incentive Stock Option Plan. The shares to be registered hereunder relate to such additional shares.

     The only information and documents required in this Registration Statement that were not included in the Original
Registration Statement are the additional Exhibits included in "Item 8. Exhibits" below.

Item 8.   Exhibits.

     (a)  Exhibits.

     Exhibit        Description

     4.1            January 1, 1994 Amended Stock Option Plan
                    (filed herewith)

     5.1            Opinion of Arter & Hadden (filed herewith)

     23.1 Consent of Arter & Hadden (included in their opinion filed as Exhibit 5.1)

     23.2           Consent of Price Waterhouse LLP (filed
                    herewith)

     23.3 Consent of King, Burns & Company, P.C. (filed herewith)

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas on April 18, 1996.

                              SA TELECOMMUNICATIONS, INC.


                              By:  /s/ Jack W. Matz, Jr.
                                   ------------------------------
                                   Jack W. Matz, Jr.
                                   Chairman and Chief Executive
                                   Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities indicated on April 18, 1996.

Signature                     Title

/s/ Jack W. Matz, Jr.
- -------------------------
Jack W. Matz, Jr.             Chairman, Chief Executive Officer
                              and Director (Principal Executive
                              and Accounting Officer)


/s/ Paul R. Miller
- -------------------------
Paul R. Miller                President, Chief Operating Officer
                              and Director


/s/ J. David Darnell
- -------------------------
J. David Darnell              Vice President - Finance, Chief
                              Financial Officer and Director
                              (Principal Financial Officer)

/s/ Terry R. Houston
- -------------------------
Terry R. Houston              Vice President - Telecom
                              Acquisitions and Director


/s/ Igor I. Mamantov
- -------------------------
Igor I. Mamantov              Director


/s/ John Q. Ebert
- -------------------------
John Q. Ebert                 Director


s/s Howard F. Curd
- -------------------------
Howard F. Curd                Director


/s/ Dean A. Thomas
- -------------------------
Dean A. Thomas                Director


/s/ Barry J. Williams, J.D.
- -------------------------
Barry J. Williams, M.D.       Director


/s/ Pete W. Smith
- -------------------------
Pete W. Smith                 Director


/s/ Thomas L. Cunningham
- -------------------------
Thomas L. Cunningham          Director


/s/ John H. Nugent
- -------------------------
John H. Nugent                Director


/s/ Reuben F. Richards
- -------------------------
Reuben F. Richards            Director

                        INDEX TO EXHIBITS

Exhibit No.    Description of Exhibit
- -----------    ----------------------

4.1 January 1, 1994 Amended Stock Option Plan (filed herewith)

5.1            Opinion of Arter & Hadden (filed herewith)

23.1 Consent of Arter & Hadden (included in their opinion filed as Exhibit 5.1)

23.2           Consent of Price Waterhouse LLP (filed herewith)

23.3 Consent of King, Burns & Company, P.C. (filed herewith)